EXHIBIT 99.1

NEWS RELEASE

Media Contact:	Geoff Teeter Caroline Pecquet	(650) 467-6800 (650) 467-6800

Investor Contact:	Kathee Littrell Sue Morris	(650) 225-1034 (650) 225-6523

http://www.gene.com

GENENTECH ANNOUNCES FULL YEAR AND FOURTH QUARTER 2008 RESULTS

SOUTH SAN FRANCISCO, Calif. – January 15, 2009 – Genentech, Inc. (NYSE: DNA) today announced financial results for the full year and fourth quarter of 2008.  Key results for the full year 2008 include:
•	U.S. product sales of $9,503 million, an 11 percent increase from $8,540 million in 2007.
•	Non-GAAP operating revenue of $13,403 million, a 14 percent increase from $11,718 million in 2007[1]; GAAP operating revenue of $13,418 million, a 14 percent increase from $11,724 million in 2007.
•	Non-GAAP net income of $3,643 million, a 16 percent increase from $3,142 million in 2007[1]; GAAP net income of $3,427 million, a 24 percent increase from $2,769 million in 2007.
•	Non-GAAP earnings per share of $3.42, a 16 percent increase from $2.94 in 2007[1]; GAAP earnings per share of $3.21, a 24 percent increase from $2.59 in 2007.

"We are pleased that 2008 was another year of solid financial growth for Genentech. In addition, our late-stage and early-stage development efforts progressed well across our focus areas with four sBLA filings submitted for serious diseases in oncology and immunology, and Phase I clinical trials initiated for eight new molecular entities, including in neuroscience," said Arthur D. Levinson, Ph.D., Genentech’s chairman and chief executive officer. "In 2009, we have the potential to receive four FDA approvals and we anticipate filing more than ten regulatory applications for new indications."

The company announced it is currently forecasting full-year 2009 non-GAAP earnings to be in the range of $3.55 to $3.90 per share1, recognizing that there are a large number of business uncertainties that make it a difficult year to forecast.

Other Financial Results
Key results for the fourth quarter of 2008 include:
•	U.S. product sales of $2,495 million, a 13 percent increase from $2,199 million in the fourth quarter of 2007.
•
Non-GAAP operating revenue of $3,703 million, a 25 percent increase from $2,966 million in the fourth quarter of 2007[1]; GAAP operating revenue of $3,707 million, a 25 percent increase from $2,970 million in the fourth quarter of 2007.

•
Non-GAAP net income of $1,014 million, a 38 percent increase from $737 million in the fourth quarter of 2007[1]; GAAP net income of $931 million, a 47 percent increase from $632 million in the fourth quarter of 2007.

•	Non-GAAP earnings per share of $0.95, a 38 percent increase from $0.69 in the fourth quarter of 2007[1]; GAAP earnings per share of $0.87, a 47 percent increase from $0.59 in the fourth quarter of 2007.

Reconciliations between non-GAAP and GAAP earnings per share for the full years 2008 and 2007 and the fourth quarters of 2008 and 2007 are provided in the following table:

	Non-GAAP Diluted EPS[1]	Employee Stock-Based Compensation Expense	Net Charges related to Redemption, Tanox Acquisition and Special Items[2]	In-process Research and Development Expense Related to Tanox Acquisition	Non-Cash Gain on Tanox Acquisition	Reported GAAP Diluted EPS[1]
FY 2008	$3.42	($0.25)	$0.04	–	–	$3.21
FY 2007	$2.94	($0.24)	($0.10)	($0.07)	$0.07	$2.59
Q4 2008	$0.95	($0.05)	($0.03)	–	–	$0.87
Q4 2007	$0.69	($0.07)	($0.03)	–	–	$0.59
Note: Amounts may not sum due to rounding.

Product Sales and Total Operating Revenue
Information on product sales and total operating revenue for the three months and years ended December 31, 2008 and 2007, are provided in the following table (dollars in millions):

	Three Months Ended December 31,			Year Ended December 31,
	2008	2007	% Change	2008	2007	% Change
Avastin® [i]	$731	$603	21%	$2,686	$2,296	17%
Rituxan®	677	596	14	2,587	2,285	13
Herceptin®	336	327	3	1,382	1,287	7
Lucentis®	236	197	20	875	815	7
Xolair®	135	120	13	517	472	10
Tarceva®	118	112	5	457	417	10
Nutropin® Products	90	93	(3)	358	371	(4)
Thrombolytics	74	66	12	275	268	3
Pulmozyme®	72	58	24	257	223	15
Raptiva®	25	28	(11)	108	107	1
Total U.S. product sales ii	$2,495	$2,199	13%	$9,503	$8,540	11%

Net product sales to collaborators	486	150	224	1,028	903	14
Total product sales ii	$2,981	$2,349	27%	$10,531	$9,443	12%

Non-GAAP royalty revenue iii	603	554	9	2,524	1,978	28
Contract revenue	119	63	89	348	297	17
Non-GAAP total operating revenue [1]	$3,703	$2,966	25%	$13,403	$11,718	14%
_________________________
[i]
Fourth-quarter and full-year 2008 Avastin U.S. product sales results include net deferrals of approximately $2 million and $5 million, respectively, in conjunction with the company’s Avastin Patient Assistance Program launched in February 2007.

ii	Amounts may not sum due to rounding.
iii
GAAP royalty revenue of $607 million in the fourth quarter of 2008 increased 9 percent from $558 million in the fourth quarter of 2007; GAAP royalty revenue of $2,539 for the full year 2008 increased 28 percent from $1,984 million in 2007.

Total Costs and Expenses
Information on costs and expenses including cost of sales (COS), research and development (R&D) and marketing, general and administrative (MG&A) expenses for the three months and years ended December 31, 2008 and 2007, are provided in the following tables (dollars in millions)3:

	Three Months Ended December 31,			Year Ended December 31,
	2008	2007	% Change	2008	2007	% Change
non-GAAP[3]
COS	$483	$322	50%	$1,662	$1,500	11%
R&D	724	579	25	2,648	2,293	15
MG&A	675	650	4	2,211	2,077	6

GAAP
COS	503	344	46	1,744	1,571	11
R&D	757	618	22	2,800	2,446	14
MG&A	718	692	4	2,405	2,256	7

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
non-GAAP[3]
COS as a % of product sales	16%	14%	16%	16%
R&D as a % of operating revenues	20%	20%	20%	20%
MG&A as a % of operating revenues	18%	22%	16%	18%

GAAP
COS as a % of product sales	17%	15%	17%	17%
R&D as a % of operating revenues	20%	21%	21%	21%
MG&A as a % of operating revenues	19%	23%	18%	19%

Clinical Development
In the fourth quarter of 2008, Genentech completed enrollment in three Phase III Lucentis® (ranibizumab injection) trials, including for the treatment of retinal vein occlusion (BRAVO and CRUISE studies) and diabetic macular edema (RISE study).

In December of 2008, Genentech submitted a supplemental Biologics License Application (sBLA) to the U.S. Food and Drug Administration (FDA) for Xolair® (Omalizumab) to extend its current asthma indication to the pediatric setting for children 6 and older.

The company also received dates for Prescription Drug User Fee Act (PDUFA) reviews of its two sBLA submissions for Avastin® (bevacizumab) in relapsed glioblastoma (May 5, 2009) and Avastin in combination with interferon alfa-2a therapy for patients with first-line metastatic renal cell carcinoma (August 1, 2009).

Webcast
Members of Genentech’s management team will be participating in a conference call to discuss the company’s financial and other business results on Thursday, January 15, 2009, at 1:45 p.m. Pacific Time (PT).  Live audio of the conference call will be broadcast simultaneously over the internet and may be accessed on Genentech’s web site at http://www.gene.com. The webcast and any corresponding materials will be archived and available for replay until 5:00 p.m. PT on February 5, 2009.

A telephonic audio replay of the webcast will be available beginning at 4:45 p.m. PT on January 15, 2009 through 4:45 p.m. PT on January 22, 2009. Access numbers for this replay are: 1-800-642-1687 (U.S./Canada) and 1-706-645-9291 (international); conference ID number is 75928763.

About Genentech
Founded more than 30 years ago, Genentech is a leading biotechnology company that discovers, develops, manufactures and commercializes medicines to treat patients with significant unmet medical needs.  The company has headquarters in South San Francisco, California and is listed on the New York Stock Exchange under the symbol DNA. For additional information about the company, please visit http://www.gene.com.

About Genentech’s Commitment to Patient Access
Genentech is committed to patients having access to our therapies. Through its Genentech Access Solutions program, the company provides patients and healthcare providers with coverage and reimbursement support, patient assistance and informational resources. Patient assistance support is for those eligible patients in the United States who do not have insurance coverage or who cannot afford their out-of-pocket co-pay costs. Since 1985, when its first product was approved, Genentech has donated approximately $1.3 billion in free medicine to uninsured patients through the Genentech® Access to Care Foundation (GATCF) and other product donation programs. Since 2005, Genentech has also donated approximately $250 million to various independent, non-profit organizations that provide financial assistance to eligible patients who cannot access needed medical treatment due to co-pay costs.

For information on Genentech’s latest business and product development events please refer to http://www.gene.com/gene/news/press-releases/index.jsp.

This press release contains forward-looking statements regarding submitting more than ten regulatory applications, the potential to receive four FDA approvals, and expected growth in non-GAAP earnings per share for 2009.  Such statements are predictions and involve risks and uncertainties such that actual results may differ materially. Such risks and uncertainties include, but are not limited to, the need for additional data, data analysis or clinical studies; the results of clinical trials; BLA preparation and decision making; FDA actions or delays; failure to obtain or maintain FDA approval; difficulty in obtaining materials from suppliers; unexpected safety, efficacy, manufacturing or distribution issues for Genentech or its contract/collaborator manufacturers; product withdrawals; competition; efficacy data concerning any Genentech product which shows or is perceived to show similar or improved treatment benefit at a lower dose or shorter duration of therapy; pricing decisions by Genentech or its competitors; Genentech’s ability to protect its proprietary rights; the outcome of, and expenses associated with, litigation or legal settlements; cost of sales, other expenses and indebtedness; variations in collaborator sales and expenses; fluctuations in contract revenue and royalties; actions by Roche that are adverse to the interests of Genentech; the outcome of, or developments concerning, Roche’s proposal to acquire Genentech’s outstanding shares; decreases in third party reimbursement rates; the ability of wholesalers to effectively distribute Genentech’s products; and changes in accounting or tax laws or the application or interpretation of such laws. Please also refer to the risk factors identified in Genentech’s periodic reports filed with the Securities and Exchange Commission. Genentech disclaims, and does not undertake, any obligation to update or revise forward-looking statements in this press release.

_________________________
[1]
Genentech’s non-GAAP operating revenue and royalty revenue exclude recognition of deferred royalty revenue associated with the acquisition of Tanox, Inc. of $4 million for both the fourth quarters of 2008 and 2007, $15 million for the full year 2008, and $6 million for the full year 2007. Genentech’s non-GAAP net income and non-GAAP earnings per share exclude the after-tax impact of certain items associated with the acquisition of Tanox (including recurring recognition of deferred royalty revenue, recurring amortization of intangible assets, in-process research and development expenses [Q3 2007 only], a gain pursuant to Emerging Issues Task Force Issue No. 04-1 [Q3 2007 only], and asset impairment charges [Q3 2008 only]); recurring charges related to the 1999 redemption of Genentech’s stock by Roche Holdings, Inc.; litigation-related and similar special items (in 2008, amount includes the net settlement related to the City of Hope (COH) trial judgment and additional costs accrued based on the status of negotiations between the parties on amounts owed for periods subsequent to the original court judgment rendered in 2002); employee stock-based compensation expense; and certain expenses incurred by the company on behalf of the Special Committee in connection with its review of the Roche Proposal, as well as legal costs incurred in defense of the Special Committee and/or its individual members in shareholder lawsuits filed in connection with the Roche Proposal. The differences in non-GAAP and GAAP amounts are reconciled in the accompanying tables and on http://www.gene.com.

[2]
Full-year 2008 results include a net favorable adjustment of $0.16 per share related to the COH contract dispute and litigation settlement, offset by intangibles amortization related to the 1999 redemption of Genentech’s stock by Roche and the 2007 acquisition of Tanox, Roche Proposal-related fees incurred on behalf of the Special Committee, and other items related to the acquisition of Tanox, including recognition of deferred royalty revenue and asset impairment charges, totaling $0.12 per share.  Full-year 2007 results include accrued interest and bond costs related to the COH trial judgment, intangibles amortization related to the 1999 redemption of Genentech’s stock by Roche and the 2007 acquisition of Tanox, partially offset by recognition of deferred royalty revenue related to the acquisition of Tanox.

[3]
Genentech’s full-year 2008 non-GAAP reported COS, R&D and MG&A expenses exclude the effects of employee stock-based compensation expense of $82 million, $152 million, and $165 million, respectively, and MG&A expense also excludes asset impairment charges of $15 million related to the acquisition of Tanox and charges of $14 million associated with supporting the Special Committee in connection with the Roche Proposal. Full-year 2007 non-GAAP reported COS, R&D and MG&A expenses exclude the effects of employee stock-based compensation expense of $71 million, $153 million, and $179 million, respectively. Genentech’s fourth quarter 2008 non-GAAP reported COS, R&D and MG&A expenses exclude the effects of employee stock-based compensation expense of $20 million, $33 million, and $35 million, respectively, and MG&A expense also excludes charges of $8 million associated with supporting the Special Committee in connection with the Roche Proposal. Fourth quarter 2007 non-GAAP reported COS, R&D and MG&A expenses exclude the effects of employee stock-based compensation expense of $22 million, $39 million, and $42 million, respectively. The differences in non-GAAP and GAAP amounts are reconciled in the accompanying tables and on http://www.gene.com.

###

GENENTECH, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
Revenues:
Product sales	$2,981	$2,349	$10,531	$9,443
Royalties	607	558	2,539	1,984
Contract revenue	119	63	348	297
Total operating revenues	3,707	2,970	13,418	11,724

Costs and expenses:
Cost of sales	503	344	1,744	1,571
Research and development	757	618	2,800	2,446
Marketing, general and administrative	718	692	2,405	2,256
Collaboration profit sharing	322	275	1,228	1,080
Write-off of in-process research and development related to acquisition(1)	-	-	-	77
Gain on acquisition(1)	-	-	-	(121)
Recurring amortization charges related to redemption and acquisition(2)	43	43	172	132
Special items: litigation-related	-	14	(260)	54
Total costs and expenses	2,343	1,986	8,089	7,495

Operating income	1,364	984	5,329	4,229

Other income (expense):
Interest and other income, net(3)	51	40	184	273
Interest expense	(25)	(22)	(82)	(76)
Total other income, net	26	18	102	197

Income before taxes	1,390	1,002	5,431	4,426
Income tax provision	459	370	2,004	1,657
Net income	$931	$632	$3,427	$2,769

Earnings per share:
Basic	$0.88	$0.60	$3.25	$2.63
Diluted	$0.87	$0.59	$3.21	$2.59

Weighted average shares used to compute earnings per share:
Basic	1,052	1,053	1,053	1,053
Diluted	1,065	1,068	1,067	1,069
_________________________
(1)	Represents non-recurring items related to our 2007 acquisition of Tanox, Inc.
(2)	Represents the amortization of intangible assets related to the 1999 redemption of our common stock by Roche Holdings, Inc. and our 2007 acquisition of Tanox, Inc.
(3)
"Interest and other income, net" includes interest income, realized gains and losses from the sale of debt and equity securities, write-downs for other-than-temporary impairments in the fair value of certain debt and equity securities and mark-to-market valuation adjustments for various securities. For further detail, refer to our web site at www.gene.com.

GENENTECH, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
GAAP net income	$931	$632	$3,427	$2,769
Royalty revenue(1)	(4)	(4)	(15)	(6)
Employee stock-based compensation expense under FAS 123R included in the following operating expenses:
Cost of sales	20	22	82	71
Research and development	33	39	152	153
Marketing, general and administrative	35	42	165	179
Asset impairment charges(2)	-	-	15	-
Roche Proposal-related fees incurred on behalf of the Special Committee(3)	8	-	14	-
Write-off of in-process research and development related to acquisition(4)	-	-	-	77
Gain on acquisition(4)	-	-	-	(121)
Recurring amortization charges related to redemption and acquisition(5)	43	43	172	132
Special items: litigation-related(6)	-	14	(260)	54
Income tax effect(7)	(52)	(51)	(109)	(166)
Non-GAAP net income	$1,014	$737	$3,643	$3,142

Non-GAAP earnings per share:
Diluted	$0.95	$0.69	$3.42	$2.94

Non-GAAP weighted average shares used to compute earnings per share(8):
Diluted	1,063	1,066	1,065	1,068
_________________________
(1)	Represents recognition of deferred royalty revenue related to our 2007 acquisition of Tanox, Inc.
(2)	Represents asset impairment charges related to our 2007 acquisition of Tanox, Inc. recorded as marketing, general and administrative expense in the third quarter of 2008.
(3)
Represents costs incurred by the company on behalf of the Special Committee in connection with its review of the Roche Proposal, as well as legal costs incurred in defense of the Special Committee and/or its individual members in shareholder lawsuits filed in connection with the Roche Proposal.

(4)	Represents non-recurring items related to our 2007 acquisition of Tanox, Inc.
(5)	Represents the amortization of intangible assets related to the 1999 redemption of our common stock by Roche Holdings, Inc. and our 2007 acquisition of Tanox, Inc.
(6)
Includes accrued interest and bond costs in the fourth quarter and full year of 2007, and the net settlement in the full year of 2008 related to the City of Hope trial judgment. Amount for the full year of 2008 also includes additional costs accrued related to the City of Hope contract dispute based on the status of negotiations between the parties on amounts owed for periods subsequent to the original court judgment rendered in 2002.

(7)
Reflects the income tax effects of excluding employee stock-based compensation expense under FAS 123R, recurring charges related to the redemption of our common stock, litigation-related special items, items related to our acquisition of Tanox, Inc. and items related to the Roche Proposal.

(8)	Weighted average shares used to compute non-GAAP diluted earnings per share were computed exclusive of the methodology used to determine dilutive securities under FAS 123R.

Reconciliation of 2009 GAAP and Non-GAAP EPS Estimates
Our 2009 non-GAAP EPS estimate excludes the effects of:  (i) recurring amortization charges related to the 1999 redemption of our common stock by Roche Holdings, Inc. and our 2007 acquisition of Tanox, Inc., which the company forecasts to be approximately $123 million on a pretax basis in 2009, (ii) items related to our acquisition of Tanox, Inc., including recognition of deferred royalty revenue which the company forecasts to be approximately $15 million on a pretax basis in 2009, (iii) income tax effect on recurring charges related to the redemption of our common stock and our acquisition of Tanox, Inc. and recognition of deferred royalty revenue which the company forecasts to be approximately $42 million in 2009, (iv) employee stock-based compensation expense, which the company forecasts to be in the range of $0.20 to $0.22 per share for 2009 on an after-tax basis, and (v) after tax costs incurred by the company on behalf of the Special Committee in connection with its review of the Roche Proposal, as well as legal costs incurred in defense of the Special Committee and/or its individual members in shareholder lawsuits filed in connection with the Roche Proposal, which the company cannot reasonably estimate for 2009 due to the uncertainty of the outcome of the Roche Proposal. Our 2009 GAAP EPS would include these items listed above as well as any other potential special charges related to existing or future litigation or its resolution, or changes in or adoption of accounting principles, all of which may be significant.

The statements regarding the amounts relating to the 1999 Roche redemption of our common stock, Tanox, Inc. acquisition, litigation-related and similar special items, and employee stock-based compensation expense, are forward-looking and such statements are predictions and involve risks and uncertainties such that actual results may differ materially. The amounts identified above could be affected by a number of factors, including greater than expected litigation-related and similar costs, changes in or adoption of accounting principles, changes in tax rates, the number of options granted to employees, and our stock price and certain valuation assumptions concerning our stock. We disclaim, and do not undertake, any obligation to update or revise any of these forward-looking statements. Please also refer to the risk factors identified in Genentech's periodic reports filed with the Securities and Exchange Commission.

GENENTECH, INC.
SELECTED CONSOLIDATED FINANCIAL DATA
(In millions)
(Unaudited)

	December 31,	December 31,
	2008	2007
Selected consolidated balance sheet data:
Cash, cash equivalents and short-term investments	$6,198	$3,975
Accounts receivable - product sales, net	1,039	847
Accounts receivable - royalties, net	680	620
Accounts receivable - other, net	222	299
Inventories	1,299	1,493
Long-term marketable debt and equity securities	3,347	2,090
Property, plant and equipment, net	5,404	4,986
Goodwill	1,590	1,577
Other intangible assets	1,008	1,168
Other long-term assets	365	366
Total assets	21,787	18,940
Commercial paper	500	599
Total current liabilities	3,095	3,918
Long-term debt(1)	2,329	2,402
Total liabilities	6,116	7,035
Total stockholders' equity	15,671	11,905

	Year Ended December 31,
	2008	2007
Selected consolidated cash flow data:
Capital expenditures(1)	$751	$977

Total GAAP depreciation and amortization expense	592	492
Less: redemption and acquisition related amortization expense(2)	(172)	(132)
Non-GAAP depreciation and amortization expense	$420	$360
_________________________
(1)
Capital expenditures exclude approximately $117 million at December 31, 2008 and $203 million at December 31, 2007 in capitalized costs related to our accounting for construction projects for which we are considered to be the owner during the construction period.  We have recognized related amounts as a construction financing obligation in long-term debt. The balances in long-term debt related to the construction financing obligation are $306 million at December 31, 2008 and $399 million at December 31, 2007.

(2)	Represents the amortization of intangible assets related to the 1999 redemption of our common stock by Roche Holdings, Inc. and our 2007 acquisition of Tanox, Inc.